Exhibit 99.1

Donaldson Company Highlights Strategic Priorities and
Announces Fiscal 2021 Financial Targets at Investor Day in New York City

MINNEAPOLIS (April 9, 2019) - Donaldson Company, Inc. (NYSE: DCI), a leading worldwide manufacturer of filtration products and solutions, today will webcast its Investor Day from the New York Stock Exchange. The event features presentations and question and answer sessions with members of the Company’s executive leadership team, including:

•	Tod Carpenter, Chairman, President and Chief Executive Officer

•	Michael Wynblatt, Vice President, Chief Technology Officer

•	Rich Lewis, Senior Vice President, Global Operations

•	Tom Scalf, Senior Vice President, Engine Products

•	Jeff Spethmann, Senior Vice President, Industrial Products

•	Scott Robinson, Senior Vice President, Chief Financial Officer

The team will provide an in-depth review of Donaldson’s strategic priorities, including business segment performance, leadership through innovation, operational excellence and its capital allocation framework. Additionally, the Company is introducing long-range financial targets, including a framework for profitable growth through fiscal 2021.

“We continue to make excellent progress on our strategic priorities related to expanding our industry-leading technologies and solutions, extending our market access and executing strategic acquisitions,” said Tod Carpenter, chairman, president and chief executive officer. “We expect that benefits from strong execution of these priorities, supported by our technological innovations, deep customer relationships and global presence, will allow us to continue delivering profitable growth well into the future.”

Fiscal 2021 Financial Targets and Framework

Donaldson expects to achieve the following financial targets by the end of fiscal 2021:

•	Total fiscal 2021 sales between $3.0 billion and $3.3 billion, reflecting an average annual growth rate of 3 to 7 percent in fiscal years 2019 through 2021.

•	Operating margin between 15.0 and 15.8 percent, compared with 13.8[1] percent in 2018.

The Company also expects to maintain its disciplined approach to capital deployment, including investments in strategic growth priorities and returning cash to shareholders through dividends and share repurchase.

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1 Fiscal 2018 restated to reflect the adoption of the new FASB pension accounting standard (ASU 2017-07) beginning in fiscal 2019.

Miscellaneous

The live webcast of Donaldson’s Investor Day will begin at 8:30 a.m. EDT and conclude at approximately 12:30 p.m. The Investor Day presentations and access to the webcast can be found in the “Events & Presentations” section of Donaldson’s Investor Relations website at IR.Donaldson.com, and a replay of the webcast can be found on this site following the event.

Statements in this release regarding future events and expectations, such as forecasts, plans, trends and projections relating to the Company’s business and financial performance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are identified by words or phrases such as “will likely result,” “are expected to,” “will continue,” “will allow,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “forecast,” “plan,” and similar expressions. These forward-looking statements speak only as of the date such statements are made and are subject to risks and uncertainties that could cause the Company’s results to differ materially from these statements. These factors include, but are not limited to, economic and industrial market conditions worldwide; the Company's ability to maintain certain competitive advantages; threats from disruptive innovation; pricing pressures; the Company's ability to protect and enforce its intellectual property rights; the difficulties in operating globally; customer concentration in certain cyclical industries; unavailable raw materials or material cost inflation; inability of operations to meet customer demand; difficulties with information technology systems and security; foreign currency fluctuations; governmental laws and regulations; changes in tax laws and regulations and results of examinations; the Company's ability to attract and retain qualified personnel; changes in capital and credit markets; execution of the Company's acquisition strategy; the possibility of intangible asset impairment; the Company’s ability to manage productivity improvements; unexpected events and the disruption on operations; and the Company's ability to maintain an effective system of internal control over financial reporting. These and other risks and uncertainties are described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended July 31, 2018. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them unless otherwise required by law.

About Donaldson Company

Founded in 1915, Donaldson Company is a global leader in the filtration industry with sales, manufacturing and distribution locations around the world. Donaldson’s innovative technologies are designed to solve complex filtration challenges and enhance customers’ equipment performance. For more information, visit www.Donaldson.com.